AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 1996
                                                    Registration No. 33-_______
===============================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                   --------------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                   --------------------------

                  NORTH FORK BANCORPORATION, INC.
      (Exact name of registrant as specified in its charter)
            DELAWARE                               36-3154608
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                Identification No.)

               275 BROAD HOLLOW ROAD
                MELVILLE, NEW YORK                   11747
    (Address of Principal Executive Offices)       (Zip Code)

  NORTH FORK BANCORPORATION, INC. 401(k) RETIREMENT SAVINGS PLAN
                      (Full title of the Plan)

                          JOHN ADAM KANAS
        CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  NORTH FORK BANCORPORATION, INC.
                       275 BROAD HOLLOW ROAD
                     MELVILLE, NEW YORK  11747
             (Name and address of agent for service)

                          (516) 844-1000
                (Telephone number, including area
                   code, of agent for service)

                Copies of all correspondence to:
                     Thomas B. Kinsock, Esq.
                 Gallop, Johnson & Neuman, L.C.
                    Interco Corporate Tower
                     101 South Hanley Road
                  St. Louis, Missouri  63105

=====================================================================================
                               CALCULATION OF REGISTRATION FEE
                               -------------------------------
                                      Proposed        Proposed
Title of                              maximum         maximum
securities           Amount           offering        aggregate         Amount of
to be                to be            price           offering          registra-
registered           registered<F1>   per share<F2>   price             tion fee
----------           ----------       ---------       ---------         ---------
Common Stock         100,000          $25.56          $2,556,000        $881.38
$2.50 par value
per share

----------------------------
<F1> Represents an estimated number of additional shares of common stock to be acquired in the foreseeable future by employees of the registrant under the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan. The registrant previously filed with the Commission on September 28, 1992, a registration statement on Form S-8 (Reg. No. 33-52504) relating to securities offered under the plan.
<F2> Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average of the high and low prices per share of the registrant's Common Stock as reported by the New York Stock Exchange on January 26, 1996.
   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the plan.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   The registrant previously filed with the Securities and Exchange Commission (the "Commission") on September 28, 1992, a registration statement on Form S-8 (Registration No. 33-52504) relating to securities offered under the plan (the "1992 Plan S-8"). The contents of the 1992 Plan S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents, filed by the registrant or the plan with the Commission, are incorporated herein by reference:

   (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and where interests in the plan are being registered, the plan's latest annual report, filed pursuant to
Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

   (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30,
1995; and

   (c) The description of the registrant's common stock, which is contained in the registration statement filed by the registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the registrant or the plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.  EXHIBITS

   The following additional exhibits are filed as part of this registration statement.

Exhibit
Number                     Description
-------                    -----------
4      North Fork Bancorporation, Inc. 401(k) Retirement
       Savings Plan, with amendments.

5.1    Opinion of Gallop, Johnson & Neuman, L.C.

23.3   Consent of KPMG Peat Marwick LLP, Independent Certified
       Public Accountants.

23.4   Consent of Gallop, Johnson & Neuman, L.C. (included in
       Exhibit 5.1).

24.1 Power of Attorney (included on signature page of the registration statement).

       The registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan.

                           SIGNATURES


       The Registrant.  Pursuant to the requirements of the
       ---------------
Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on January 22, 1996.


                      NORTH FORK BANCORPORATION, INC.



                      By: /s/ John Adam Kanas
                         ----------------------------------
                         John Adam Kanas
                         Chairman, President and
                         Chief Executive Officer



                        POWER OF ATTORNEY


   We, the undersigned officers and directors of North Fork Bancorporation, Inc. hereby severally and individually constitute and appoint John Adam Kanas and Daniel M. Healy, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                             Title                   Date
       ----                             ------                  ----
/s/ John Adam Kanas               Director, President,
------------------------------    Chief Executive Officer
John Adam Kanas                   and Chairman of the
                                  Board (Principal
                                  Executive Officer)     January 22, 1996

/s/ Daniel M. Healy               Executive Vice
------------------------------    President, Chief       January 22, 1996
Daniel M. Healy                   Financial Officer
                                  (Principal Financial
                                  and Accounting Officer)


/s/ John Bohlsen                  Director               January 22, 1996
------------------------------
John Bohlsen


/s/ Malcolm J. Delaney            Director               January 22, 1996
------------------------------
Malcolm J. Delaney


/s/ Allan C. Dickerson            Director               January 22, 1996
------------------------------
Allan C. Dickerson


/s/ Lloyd A. Gerard               Director               January 22, 1996
------------------------------
Lloyd A. Gerard


/s/ James F. Reeve                Director               January 22, 1996
------------------------------
James F. Reeve


/s/ James H. Rich, Jr.            Director               January 22, 1996
------------------------------
James H. Rich, Jr.


/s/ George H. Rowsom              Director               January 22, 1996
------------------------------
George H. Rowsom


/s/ Kurt R. Schmeller             Director               January 22, 1996
------------------------------
Dr. Kurt R. Schmeller


/s/ Raymond W. Terry, Jr.         Director               January 22, 1996
------------------------------
Raymond W. Terry, Jr.


                                    II-4

    The Plan.  Pursuant to the requirements of the Securities Act of
    --------
1933, the trustee (or other persons who administer the Plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on January 18, 1996.


                             NORTH FORK BANCORPORATION, INC.
                             401(k) RETIREMENT SAVINGS PLAN

                                 Scudder Trust Company
                             By: /s/ Sydney S. Tucker
                                -------------------------------------
                             Print Name: Sydney S. Tucker
                                        -----------------------------
                             Title: Vice President
                                   ----------------------------------


                                    II-5

                               FORM S-8

                    NORTH FORK BANCORPORATION, INC.



                             EXHIBIT INDEX
                             -------------
Exhibit
Number                  Description
-------                 -----------

4        North Fork Bancorporation, Inc. 401(k)
         Retirement Savings Plan, with amendments.

5.1      Opinion of Gallop, Johnson & Neuman, L.C.


23.3     Consent of KPMG Peat Marwick LLP, Independent Certified
         Public Accountants.


23.4     Consent of Gallop, Johnson & Neuman, L.C.
         (included in Exhibit 5.1).


24.1 Power of Attorney (included on signature page of the registration statement).



                                    II-6